Exhibit 10.2

Execution

FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT

AGREEMENT

by and among

TPG SPECIALTY LENDING, INC.,

as Borrower

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent

and

LENDERS NAMED HEREIN

as Lenders

Dated as of: October 31, 2012

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “First Amendment”) is entered into as of October 31, 2012, by and among TPG SPECIALTY LENDING, INC., a Delaware corporation (“Borrower”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (in its individual capacity, “Deutsche Bank”), as a Lender, as a Letter of Credit Issuer, as Administrative Agent for Lenders and Letter of Credit Issuer, and each of the other lending institutions that becomes a Lender under the Credit Agreement.

Recitals

WHEREAS, Borrower, Lenders party thereto and Deutsche Bank, as a Lender, Letter of Credit Issuer and Administrative Agent, entered into an Amended and Restated Revolving Credit Agreement, dated as of December 22, 2011 (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), pursuant to which Lenders committed to make Loans to Borrower and to participate in Letters of Credit issued for the account of Borrower pursuant to the terms thereof; and

WHEREAS, Borrower has requested that certain terms of the Credit Agreement be amended, and Lenders have consented thereto, pursuant to the terms and conditions hereof; and

WHEREAS, terms used in this First Amendment which are defined in the Credit Agreement shall have the meanings specified therein, as applicable (unless otherwise defined herein).

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

Section 1. Amendment to Revolving Credit Agreement. Borrower, Lenders, Letter of Credit Issuer and Administrative Agent hereby amend the Credit Agreement, as of the date hereof, as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended to delete the definition of “Permitted Other Indebtedness” and replace it with the following:

“Permitted Other Indebtedness” means (a) Unsecured Recourse Indebtedness provided that any amount thereof in excess of $50,000,000 is subtracted from the Borrowing Base, (b) Fully Secured Indebtedness, (c) Financing Indebtedness, (d) Non-Recourse Indebtedness, and (e) obligations for customary custodial fees and expenses and custodian advances for trade settlements and custodian over-advances incurred in the ordinary course of business owing to an account custodian of the Borrower, such obligations to be outstanding for a period not in excess of five (5) Business Days and in an aggregate amount not greater than ten million Dollars ($10,000,000).

(b) Section 4.15 of the Credit Agreement is hereby amended and restated as follows:

Section 4.15 Funded Capital Commitments. (i) During the twelve month period beginning on the Closing Date and ending on the first year anniversary thereof, Borrower shall make Capital Calls against, and receive proceeds thereof, in an aggregate amount at least equal to five percent (5%) of the average daily Capital Commitments during such period. (ii) During the twelve month period beginning on the first year anniversary of the Closing Date and ending on the second year anniversary of the Closing Date, Borrower shall make Capital Calls against, and receive proceeds thereof, in an aggregate amount at least equal to five percent (5%) of the average daily Capital Commitments during such period.

(c) Section 5.8(c) is hereby amended and restated as follows:

(c)	$200,000,000 or greater	$200,000,000, plus 100% of the capital called in excess of $200,000,000

Section 2. Representations and Warranties. The Borrower hereby (i) confirms and reaffirms that the representations and warranties contained in the Credit Agreement and the other Loan Documents, to the extent applicable to Borrower, are true and correct in all material respects as of the First Amendment Date, except to the extent that they relate to a particular date, in which case they are true and correct in all material respects on and as of such date as if made on and as of such date, (ii) confirms that, after taking into account this First Amendment, there exists no Event of Default or, to Borrower’s knowledge, no event, which with the giving of notice or lapse of time or both, would become an Event of Default, under the Credit Agreement, and (iii) represents and warrants that Borrower has the power and requisite authority to execute, deliver, and perform its obligations under this First Amendment and is duly authorized to, and has taken all action necessary to authorize it to execute, deliver, and perform its respective obligations under this First Amendment.

Section 3. Conditions Precedent. This First Amendment shall become effective on the date hereof, subject to the Administrative Agent receiving this First Amendment duly executed and delivered by the Borrower and the other parties hereto;

Section 4. Agreements in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement and all other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed by Borrower. All references to the Credit Agreement in any other document or instrument shall be deemed to mean the Credit Agreement as amended by this First Amendment. This First Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document, but shall constitute an amendment thereof.

Section 5. Fees and Expenses. In accordance with Section 9.6 of the Credit Agreement, Borrower agrees to pay Administrative Agent all reasonable and documented out-of-pocket expenses incurred by Administrative Agent, including, without limitation, reasonable and documented legal fees, in connection with preparing, executing, delivering and administering this First Amendment.

Section 6. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single agreement. Receipt by telecopy or any other means of electronic communication of any executed signature page to this First Amendment shall be effective as delivery of a manually executed counterpart of this First Amendment.

Section 7. Governing Law. This First Amendment shall be governed by the laws of the State of New York as provided in the Credit Agreement and Borrower further agrees to submit to the jurisdiction of New York as provided therein.

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized officers as of the date set forth above.

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Letter of Credit Issuer and as Lender

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO FIRST AMENDMENT